UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2013

CREDIT ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road Southfield, Michigan	48034-8339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248-353-2700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 11, 2013, Credit Acceptance Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Donald A. Foss, as Trustee under the April 14, 2010 Amendment and Complete Restatement to the Donald A. Foss Trust dated January 16, 1981, as amended on May 18, 2010 and May 3, 2012, Karol A. Foss, as Settlor and Trustee under the July 26, 2005 Amendment and Fifth Restatement of Declaration and Agreement of Trust for the Karol A. Foss Revocable Trust dated January 16, 1981, as amended on September 8, 2009, The TWS Foundation, Mr. Thomas W. Smith, Idoya Partners L.P., Prescott Associates L.P., Prescott International Partners L.P. and Prescott Investors, Inc. Profit Sharing Plan (collectively, the “Selling Shareholders”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

Pursuant to the Underwriting Agreement, subject to the terms and conditions therein, the Selling Shareholders agreed to sell to the Underwriters an aggregate of 1,500,000 shares of the Company’s common stock at a price equal to the public offering price of $105.00 per share less an underwriting discount of 4.5% per share. Under the terms of the Underwriting Agreement, the Selling Shareholders granted the Underwriters a 30-day option to purchase up to 225,000 additional shares of the Company’s common stock. The Company will not receive any proceeds from the sale of the shares. The shares are being sold pursuant to a prospectus, dated April 8, 2013, and related prospectus supplement, dated April 11, 2013, filed with the Securities and Exchange Commission, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-187778).

The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Shareholders, and customary conditions to closing. Closing is expected to occur on April 17, 2013, subject to the conditions stated in the Underwriting Agreement.

The Underwriters and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received or will continue to receive customary fees and commissions for these transactions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated April 11, 2013, by and among the Company, the selling shareholders named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein.

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: April 12, 2013	By:	/s/ Kenneth S. Booth
Kenneth S. Booth
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 11, 2013, by and among the Company, the selling shareholders named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein.

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1).